Exhibit 99.1
ADVISORY AGREEMENT
BETWEEN
PACIFIC OFFICE PROPERTIES TRUST, INC.,
PACIFIC OFFICE PROPERTIES, L.P.
AND
PACIFIC OFFICE MANAGEMENT, INC.
Dated as of June      , 2007

ADVISORY AGREEMENT
     THIS AGREEMENT, made as of June      , 2007, among PACIFIC OFFICE PROPERTIES TRUST, INC., a Maryland corporation (“POP”), PACIFIC OFFICE PROPERTIES, L.P. , a Delaware limited partnership (the “Operating Partnership” and together with POP, the “Company”), and PACIFIC OFFICE MANAGEMENT, INC. (the “Advisor”).
     WHEREAS, POP, through the Operating Partnership, owns, manages and operates real estate assets;
     WHEREAS, POP is and intends to continue to be qualified as a “real estate investment trust” within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended; and
     WHEREAS, the Company desires to retain the Advisor for the purpose of providing day-to-day management and administrative services to the Company as described herein on the terms and conditions hereinafter set forth;
     WHEREAS, the Advisor has agreed to undertake certain obligations with respect to the Proportionate Voting Preferred Stock, no par value per share, of the Company;
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto agree as follows:
1. DEFINITIONS
     1.1. Definitions. As used in this Agreement, the following terms have the meanings set forth below.
     “Advisor” means Pacific Office Management, Inc., a Delaware limited liability company.
     “Advisor Affiliate” means the Advisor, Shidler West Investment Partners, L.P., Shidler Hawaii Investment Partners, LLC and any entity Controlling, Controlled by or under common Control with the Advisor.
     “Base Management Fee” has the meaning set forth in the Section 6.1.
     “Board” means the Board of Directors of POP.
     “Cause” means: (i) the Advisor’s continuous and intentional failure to perform its duties under this Agreement after written notice from the Company to the Advisor of such non-performance; (ii) the Advisor’s commission of any act of gross negligence in the performance of its duties under this Agreement; (iii) the Advisor’s commission of any act of fraud, misappropriation of funds, or embezzlement against the Company; (iv) the Advisor’s commission of any other willful and intentional misconduct which is materially injurious to the Company, monetarily or otherwise; and (v) the Advisor’s default in the performance or observance of any material term, condition or covenant contained in this Agreement to be performed or observed on its part, when such default continues for a period of thirty (30) days after written notice thereof from the Company specifying such default and requesting that the same be remedied within such thirty (30) day period; provided, however, the Advisor shall have an additional sixty (60) days to cure any such foregoing default if (A) such default cannot reasonably be cured with in thirty (30) days but can be cured within ninety (90) days, and (B) the Advisor shall have commenced to cure such default within the initial thirty (30) day period and thereafter diligently proceeds to cure the same within ninety (90) days of the date of the Company’s original notice of the default.
     “Code” means Internal Revenue Code of 1986, as amended.
     “Common Stock” means shares of POP’s common stock or Class B common stock.
     “Company” has the meaning set forth in the Preamble.
     “Company Account” has the meaning set forth in Section 3.6.
     “Company Property” means each parcel of real property owned, ground leased or managed directly or indirectly by the Company.
     “Control” means the direct or indirect ownership of more than 50% of the beneficial equity interests and voting power of an entity.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “GAAP” means generally accepted accounting principles in the United States of America as of the date applicable.
     “Independent Directors” means the directors of POP who are not employees of either the Company, the Advisor or any of their respective subsidiaries.
     “LP Direction Votes” has the meaning set forth in Section 4.1.
     “Master Agreement” means that certain Master Formation and Contribution Agreement by and between Arizona Land Income Corporation, an Arizona corporation, and POP Venture, LLC, a Delaware limited liability company, dated as of October 3, 2006.
     “Operating Partnership” means Pacific Office Properties, L.P., a Delaware limited partnership.
     “Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, as hereinafter amended, supplemented and modified.
     “Partnership Units” shall have the meaning ascribed thereto in the Partnership Agreement.

     “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
     “POP” means Pacific Office Properties Trust, Inc., a Maryland corporation.
     “Property Management Agreements” has the meaning set forth in Section 2.2.
     “Proportionate Voting Preferred Stock” means shares of Proportionate Voting Preferred Stock, no par value per share, of POP issued to the Advisor.
     “Records” has the meaning set forth in the Section 3.7.1.
     “SOX” means The Sarbanes-Oxley Act of 2002.
     “Subsidiary” means, with respect to any Person, any other Person (which is not an individual) of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
     “Supplemental Management Fee” has the meaning set forth in the Section 6.2.
2. ENGAGEMENT BY COMPANY
     2.1. Engagement of Advisor.
     Subject to the terms and conditions hereinafter set forth, the Company hereby engages the Advisor as its agent to manage, operate and administer the assets, liabilities and business of the Company and the Advisor hereby agrees to perform each of the duties set forth herein in accordance with the provisions of this Agreement. By the execution and delivery of this Agreement, each party represents and warrants that (i) it is duly organized, validly existing, in good standing under the laws of the state of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement, (ii) the person signing this Agreement for such party is duly authorized to execute this Agreement on such party’s behalf, (iii) the execution and delivery of this Agreement by such party and the performance by such party of its obligations hereunder do not violate any provisions of such party’s constituent documents, constitute a breach or default by such party under any material agreement to which such party is a signatory or cause such party to violate any federal or state law, regulation or rule applicable to such party.
     2.2. Engagement of Advisor Affiliates. For each Company Property, the Company, or the subsidiary or affiliate of the Company that is the owner or ground lessor of such Company Property, shall enter into separate property management agreement (the “Property Management Agreements”) with an Advisor Affiliate designated by the Advisor pursuant to which the Advisor Affiliate shall be entitled to receive fees for property management services. All property management fees payable to the Advisor Affiliate pursuant to Property Management Agreements shall be market-rate compensation based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located, and shall require the prior written approval of a majority of Independent Directors of the Board. Such Property Management Agreements may only be terminated by the Company as prescribed in Section 8.2 of this Agreement and shall contain commercially reasonable and customary terms for such arrangements. Notwithstanding anything in this Section 2.2 to the contrary, in the case of a Company Property for which an Advisor Affiliate provides property management services pursuant to a written agreement (each, an “Existing Management Agreement”) at the time such property becomes Company Property, such Existing Management Agreement shall continue to remain in full force and effect to the extent so provided in such agreement, and the Company shall not be obligated to enter into a Property Management Agreement pursuant to this Section 2.2 for so long as such Existing Management Agreement remains in full force and effect.
3. RESPONSIBILITIES, AUTHORITY AND RIGHTS OF ADVISOR
     3.1. General Responsibilities. Subject to the supervision of the Board, the Advisor shall:
     3.1.1. Provide executive and administrative personnel, office space and office services required in rendering services to the Company;
     3.1.2. Manage, operate and administer the Company’s day-to-day operations, business and affairs, as may be agreed upon by the Advisor and the Company, with such authority as the Company may delegate to it, including, without limitation, the authority to oversee and conduct the Company’s investment activities in accordance with guidelines and policies adopted and implemented by the Board, monitor leases, mortgages and debt obligations, make payment of the Company’s debt and obligations, make payment of dividends or distributions to POP’s stockholders and maintain the appropriate back-office infrastructure to perform such administrative functions;
     3.1.3. Serve as the Company’s consultant with respect to the periodic review of the investment criteria and parameters for the investments, borrowings and operations of the Company and make recommendations as to the foregoing to the Board for its approval;
     3.1.4. Counsel the Company in connection with policy decisions to be made by the Board;
     3.1.5. Use commercially reasonable efforts to cause expenses incurred by the Company or on its behalf to be reasonable and customary and within any budgeted parameters or expense guidelines set by the Board from time to time;
     3.1.6. Make recommendations to the Board regarding the Company’s capital structure and capital raising activities;
     3.1.7. Coordinate and manage operations of any joint venture or co-investment interests held by the Company, and conduct all matters on behalf of the Company within the joint venture or otherwise with co-investment partners;

     3.1.8. Communicate on the Company’s behalf with the holders of any of the Company’s equity or debt securities as is necessary or is deemed advisable by Advisor or trading markets and as necessary in order to maintain effective relations with such holders;
     3.1.9. Handle and resolve all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board;
     3.1.10. Evaluate and recommend to the Board potential hedging activities on the Company’s behalf, consistent with POP’s status as a real estate investment trust and with the Company’s investment guidelines;
     3.1.11. Investigate, analyze and select possible investment opportunities and originate, acquire, finance, retain, sell, negotiate for prepayment, restructure or dispose Company investments consistent with the guidelines adopted and implemented by the Board;
     3.1.12. Assist the Company in developing criteria for asset purchase commitments that are specifically tailored to the Company’s investment objectives and make available to the Company its knowledge and experience with respect to real estate and other real estate related assets;
     3.1.13. Supervise, on the Company’s behalf and at the Company’s expense, the Advisor Affiliates who provide property management services and other services pursuant to Property Management Agreements contemplated in Section 2.2;
     3.1.14. Subject to the activities to be performed by the Advisor pursuant to Section 6.3, engage and supervise, on the Company’s behalf and at the Company’s expense, independent contractors who provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating thereto;
     3.1.15. Invest or reinvest any of the Company’s money or securities, including investing in short-term opportunities pending deployment of capital in long-term opportunities;
     3.1.16. Make recommendations to the Board regarding payment of fees, costs and expenses, and payments of dividends or distributions to the Company’s stockholders and limited partners;
     3.1.17. Cause the Company to obtain appropriate credit facilities or other financings for the investments consistent with the guidelines adopted and implemented by the Board;

     3.1.18. Cause the Company to obtain insurance covering such risks, with such insurers and on such terms as the Company may reasonably determine;
     3.1.19. Monitor the operating performance of the investments and provide periodic reports with respect thereto to the Board;
     3.1.20. Make recommendations to the Company regarding the retaining of independent accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the real estate investment trust provisions of the Code and the regulations promulgated thereunder and to conduct quarterly compliance reviews with respect thereto;
     3.1.21. Assist the Company in complying with all regulatory requirements applicable to it in respect of the Company’s business activities, including preparing or causing to be prepared all consolidated financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;
     3.1.22. Take all necessary actions to enable the Company to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the real estate investment trust provisions of the Code and the regulations promulgated thereunder;
     3.1.23. Make recommendations to the Company regarding the maintenance of the Company’s qualification for taxation as a real estate investment trust and monitor compliance with the various real estate investment trust qualification tests and other rules set out in the Code and the Treasury Regulations promulgated thereunder and use commercially reasonable efforts to cause the Company to qualify for taxation as a REIT;
     3.1.24. Counsel the Company regarding the maintenance of the Company’s exclusion from status as an investment company under the Investment Company Act of 1940, as amended, and monitor compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause the Company to maintain such exclusion from status as an investment company under the Investment Company Act;
     3.1.25. Cause the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;
     3.1.26. Perform such other services as may be required from time to time for management and other activities relating to the Company’s assets as the Board shall reasonably request or the Advisor shall deem appropriate under the particular circumstances; and
     3.1.27. Use commercially reasonable efforts to cause the Company to comply with all other applicable laws.

     3.2. Authority. The Advisor shall have full discretion and authority pursuant to this Agreement to perform the duties and services specified in Section 3.1 hereof in such manner as the Advisor reasonably considers appropriate, subject to the terms and restrictions contained in POP’s Articles of Incorporation and Bylaws, as the same may be amended from time to time, and further subject to the Operating Partnership’s Certificate of Limited Partnership and the Partnership Agreement. In furtherance of the foregoing, POP and the Operating Partnership hereby designate and appoint the Advisor or its designee as the agent and attorney-in-fact of POP and the Operating Partnership, with full power and authority and without further approval of POP and the Operating Partnership, for purposes of accomplishing on its behalf any of the foregoing matters or any matters which are properly the subject matter of this Agreement. The Advisor may execute, in the name and on behalf of POP and the Operating Partnership and their affiliates, all such documents and take all such other actions which the Advisor reasonably considers necessary or advisable to carry out its duties hereunder.
     3.3. Subcontract of Services. The Company acknowledges and agrees that any services to be performed by the Advisor hereunder may be provided pursuant to subcontracts with third party providers or pursuant to arrangements with affiliates of POP. In such connection, the Advisor shall disclose to the Board upon its request the terms of any sub-contracting arrangement entered into by the Advisor with third parties or affiliates of POP with respect to the services to be provided by the Advisor hereunder.
     3.4. Reporting Requirements. As frequently as the Advisor may deem necessary or advisable, or at the direction of the Board, the Advisor shall prepare, or cause to be prepared, with respect to any investment (i) reports and information on the Company’s operations and asset performance and (ii) other information reasonably requested by the Company.
     3.5. Devotion of Time; Exclusivity. The Advisor will provide a management team to deliver the management services to the Company hereunder, with the members of such management team devoting such of their time to the management of the Company as the Advisor deems reasonably necessary and appropriate for the proper performance of all of the Advisor’s duties hereunder, commensurate with the level of activity of the Company from time to time. The Company shall have the benefit of the Advisor’s reasonable judgment and effort in rendering services and, in furtherance of the foregoing, the Advisor shall not undertake activities which, in its reasonable judgment, will substantially adversely affect the performance of its obligations under this Agreement. The Advisor shall at all times have and operate as its sole business the activities, the actions, services, responsibilities, obligations and business contemplated by this Agreement. The Advisor shall take all reasonable steps to ensure that all of its officers, directors and managers and any persons or entities (and any officers, directors and managers of any such entity) to which it subcontracts any of its services hereunder shall agree, as a condition to their acting in such capacities, to agree not to compete with the Company or utilize any of the Company’s confidential information to the detriment of the Company.
     3.6. Bank Accounts. At the direction of the Board, the Advisor may establish and maintain, as an agent and signatory on behalf of the Company, one or more bank accounts in the name of the Company or any other Subsidiary (any such account, a “Company Account”), collect and deposit funds into any such Company Account and disburse funds from any such Company Account, under such terms and conditions as the Board may approve. The Advisor shall from time-to-time render appropriate accountings of such collections and payments to the Board and, upon request, to the auditors of Company.
     3.7. Book and Records; Confidentiality.
     3.7.1. Records. The Advisor shall maintain appropriate books of account, records data and files (including without limitation, computerized material) (collectively, “Records”) relating to the Company and the investments generated or obtained by the Advisor in performing its obligations under this Agreement, and such Records shall be accessible for inspection by representatives of the Company at any time during normal business hours. The Advisor shall have full responsibility for the maintenance, care and safekeeping of all Records.
     3.7.2. Confidentiality. The Advisor shall keep confidential any nonpublic information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement), except (i) with the prior written consent of the Board; (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, financing sources and others in the ordinary course of the Company’s business; (iv) to governmental officials having jurisdiction over the Company; (v) in connection with any governmental or regulatory filings of the Company or disclosure or presentations to Company investors; or (vi) as required by law or legal process to which the Advisor or any Person to whom disclosure is permitted hereunder is a party. The foregoing shall not apply to information which has previously become available through the actions of a Person other than the Advisor not resulting from Advisor’s violation of this Section 3.7.2. The provisions of this Section 3.7.2 shall survive the expiration or earlier termination of this Agreement for a period of two years.
     3.8. Obligations of Advisor; Restrictions.
     3.8.1. Internal Control. The Advisor shall (i) establish and maintain (and require property managers and other contractors to establish and maintain) a system of internal accounting and financial controls (including, without limitation, internal controls to safeguard records and to permit the Company to comply with the Exchange Act and SOX, and designed to provide reasonable assurance of the reliability of financial reporting, the effectiveness and efficiency of operations and compliance with applicable laws, (ii) maintain records for each Company investment on a GAAP basis, (iii) develop accounting entries and reports required by the Company to meet its reporting requirements under applicable laws, (iv) consult with the Company with respect to proposed or new accounting/reporting rules identified by the Advisor or the Company and (v) prepare quarterly and annual financial statements as soon after the end of each such period as may be reasonably requested and general ledger journal entries and other information necessary for the Company’s compliance with applicable laws, including Regulation S-X, the Exchange Act, Securities Act and SOX, in accordance with GAAP and cooperate with the Company’s registered public accounting firm in connection with the auditing or review of such financial statements, the cost of any such audit or review to be paid by the Company. Without limiting the generality of the foregoing, the Advisor shall permit the Company’s registered public accounting firm to review, audit and analyze the operations and controls of the Advisor to the extent required by such accounting firm in connection with any audit or review by such accounting firm of the internal controls of the Company.
     3.8.2. Management Letters. The Advisor shall provide to the Company, as soon after the end of each quarter or year as may be reasonably requested (within deadlines required for the Company to comply with applicable legal requirements) by the Company, a completed management questionnaire letter to the Board, in such form as the Company may reasonably request in response to applicable legal requirements, on accounting, reporting, internal controls and disclosure issues in support of any management representation letter to be issued by the Company to its independent accounting firm.
     3.8.3. Restrictions. The Advisor shall refrain from taking any action or engaging in any omission that, in its sole judgment made in good faith, (i) is not in compliance with the investment guidelines and policies approved by the Board, (ii) would adversely affect the status of the Company as a REIT or its exclusion from status as an investment company under the Investment Company Act, or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or that would otherwise not be permitted by the any of the Company’s constituent documents. If the Advisor is ordered to take any such action or engage in any omission by the Board, the Advisor shall promptly notify the Board of the Advisor’s judgment that such action or omission would adversely affect such status or violate any such law, rule or regulation or constituent documents, and shall have no responsibility or liability to the Company for its implementation of any such action or omission and shall be indemnified by the Company for any consequences thereof. In all events, the Advisor, its directors, managers, officers, stockholders and employees shall not be liable to the Company, the Board or the Company’s stockholders for any act or omission by the Advisor, its directors, managers, officers, stockholders or employees taken in good faith, except to the limited extent as provided in Section 5.1.
4. PROPORTIONATE VOTING PREFERRED STOCK
     4.1. Voting. The Advisor shall cast all votes with respect to the share of Proportionate Voting Preferred Stock in proportion to the votes (the “LP Direction Votes”) that the Advisor receives from the holders of Partnership Units (other than POP) that are issued pursuant to the Master Agreement or pursuant to any option delivered pursuant thereto or in connection with the consummation of the transactions contemplated thereby. The Advisor shall not cast any votes with respect to the share of Proportionate Voting Preferred Stock unless it receives LP Direction Votes with respect thereto.
     4.2. Voting Procedure. In order to give effect to the provisions of Section 4.1, the Advisor agrees to promptly deliver definitive proxy materials or other approved solicitation documents received from the Company as to any matter as to which votes or consents are sought by POP from the holders of Proportionate Voting Preferred Stock. In connection with such delivery, the Advisor shall not make any recommendation to any holder of Common Stock or

Partnership Units to how or whether such holder should vote its Common Stock or Partnership Units.
5. INDEMNIFICATION
     5.1. Indemnity.
     5.1.1. The Company shall indemnify and hold harmless the Advisor, and its stockholders, officers, affiliates, agents and employees, from and against any and all liability, claims, demands, expenses and fees, fines, suits, losses and causes of action of any and every kind or nature arising from or in any way connected with the performance by the Advisor of its obligations under this Agreement, other than any liability, claim, demand, expense, fee, suit, loss or cause of action arising from or in any way connected with (i) any acts of the Advisor, or its stockholders, officers, affiliates, agents or employees, outside the scope of the authority of the Advisor under this Agreement, unless the Advisor or its indemnitee acted in good faith and reasonably believed that its his conduct was within the scope of authority granted to the Advisor under this Agreement, or (ii) misconduct or breach of any material term of this Agreement that in any case constitutes gross negligence or willful and malicious misconduct or the violation of applicable laws by the Advisor, its stockholders, officers, affiliates, agents or employees. Notwithstanding the foregoing, the Advisor shall have no right to indemnification by the Company against claims by the Advisor’s employees relating to the terms and conditions of their employment. In addition, Advisor shall have the right to be named as an additional insured on all policies of liability insurance maintained by the Company including, without limitation, the Commercial General Liability, Comprehensive Automobile Liability, Errors and Omissions, Umbrella and Excess Liability Insurance policy. Certificates of Insurance evidencing compliance with the provisions of the immediately preceding sentence shall be furnished to the Advisor on request.
     5.1.2. The Advisor shall indemnify and hold harmless the Company and its directors, officers, affiliates, agents and employees, from and against any and all liability, claims, demands, expenses and fees, fines, suits, losses and causes of action of any and every kind or nature arising from third party actions and connected with the performance by the Advisor of its obligations under this Agreement to the extent caused by (i) any acts of the Advisor, or its stockholders, officers, affiliates, agents or employees, outside the scope of the authority of the Advisor under this Agreement unless such indemnitee acted in good faith and reasonably believed that its conduct was within the scope of authority of the Advisor under this Agreement, or (ii) material breach of a term of this Agreement that, in any case, constitutes gross negligence, willful and malicious misconduct or the violation of applicable laws by the Advisor, its stockholders, officers, affiliates, agents or employees.
     5.2. Additional Costs; Survival. The obligation to indemnify set forth in Section 5.1 above shall include the payment of reasonable attorneys’ fees and investigation costs, as well as other reasonable costs and expenses incurred by the indemnified party in connection with any such claim. At the option of, and upon receipt of notice from, the indemnified party, the indemnifying party shall promptly and diligently defend any such claim, demand, action or proceeding. The provisions of Sections 5.1 and 5.2 hereof shall survive the expiration or earlier termination of this Agreement.
6. COMPENSATION
     The Advisor agrees to accept from the Company the compensation set forth in this Section 6 as full and complete consideration for all services to be rendered by the Advisor pursuant to this Agreement. Except as hereinafter provided, neither the Advisor nor any of its affiliates shall be entitled to receive any other fees or compensation relating to the Company or its properties, including but not limited to leasing commissions, acquisition fees, disposition fees or loan fees.
     6.1. Base Management Fee. The Advisor shall be entitled to receive a base management fee (the “Base Management Fee”), which shall be payable in arrears on a quarterly basis on the last day of each calendar quarter. The Base Management Fee shall be equal to $1,500,000 per annum (and $375,000 per quarter). A pro rata portion of the Base Management Fee shall be payable for any partial calendar quarter included in the term of this Agreement.
     6.2. Supplemental Management Fee. In addition to the Base Management Fee, the Advisor shall also be entitled to receive a supplemental management fee (the “Supplemental Management Fee” and, together with the Base Management Fee, the “Advisory Fee”), which shall be payable in arrears within thirty (30) days following the determination of the amount of such fee pursuant to this Section 6.2. The Supplemental Management Fee shall be a per annum amount equal to the product of (x) one tenth of one percent (0.1%), multiplied by (y) the positive difference between (i) the sum of (a) the aggregate gross asset value, excluding depreciation, of all real property (i.e. “On-Balance Sheet Properties”) reflected in the consolidated financial statements of the Company contained in the Form 10-Q filed by the Company with respect to such quarter (or the earliest of the filing or issuance of a Form 8-K, press release or Form 10-K with respect to the fourth quarter of any year, which contains the consolidated financial information of the Company for such quarter) of the Company, plus (b) the aggregate gross asset value, excluding depreciation, of any real property, for which less than the full value (as set forth in the books and records of the Company) (i.e. “Off-Balance Sheet Properties” owned in joint venture or other co-investment vehicles) is reflected in such consolidated financial statements, minus (ii) $1,500,000,000. A pro rata portion of the Supplemental Management Fee shall be payable for any partial calendar quarter included in the term of this Agreement.
     6.3. Real Property Transaction Management Fees. The Advisor shall be entitled to receive real property transaction management fees for performing real property transaction management services for the Company, including, without limitation, all origination, underwriting, acquisition, capitalization and disposition services performed on behalf of the Company. All real property transaction management fees payable to the Advisor shall be market-rate compensation based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located and shall require the prior written approval of a majority of Independent Directors of the Board.

     6.4. Other Services. Other than as specifically provided in this Agreement, or as approved in writing by a majority of Independent Directors of the Board, the Advisor shall not be compensated by the Company for services rendered to the Company.
7. EXPENSES
     The Advisor shall bear, and shall not be entitled to reimbursement from the Company for, any expenses incurred by the Advisor for goods or services purchased by it in the course of performing the Advisory services contemplated hereunder for Company. Without limitation, such non-reimbursable expenses shall include office rent, equipment costs, telecommunications expenses, supplies, travel costs, insurance costs and labor costs incurred with respect to employees or subcontractors engaged by the Advisor. All such non-reimbursable expenses shall be borne by the Advisor out of the Advisory Fee paid to it by the Company. Company shall bear and directly pay, to all of the vendors and providers in question, all “direct expenses” incurred by Company or its affiliates as to which the Company is the primary service obligee, as determined in accordance with generally accepted accounting principles. Without limitation, such direct expenses shall include audit fees, costs of monitoring internal controls under the applicable rules and regulations of the Securities Exchange Commission, director fees and director’s and officers’ liability insurance premium costs. If and to the extent that the Advisor advances such direct expenses on behalf of the Company, then the Advisor shall be entitled to reimbursement therefor. All direct expenses incurred by the Company, whether paid directly by the Company or paid by the Advisor and reimbursed to it by the Company, shall be deducted from the Advisory Fee provided hereunder, subject to the proviso that total annual reduction of the Advisory Fee shall in no event exceed 50% of the then applicable Advisory Fee. Any applicable reduction in the Advisory Fee shall be applied to the next due payment(s) of such fee.
8. TERM OF AGREEMENT; TERMINATION
     8.1. Term. This Agreement shall become effective on the date hereof and shall continue in force for a period expiring on June      , 2017 [NOTE: 10 YEARS FROM EXECUTION DATE].
     8.2. Right of Termination.
     8.2.1. The Company shall have the right to terminate this Agreement, with or without Cause at any time upon thirty (30) days’ prior written notice to the Advisor, by the vote of a majority of the Company’s Independent Directors. In the event that this Agreement shall have been terminated by the Company for Cause, the Company shall have the right to offset any direct damages to the Company caused by the actions giving rise to such termination for Cause against any amount otherwise payable under Section 8.3.
     8.2.2. The Advisor may terminate this Agreement effective upon 30 days prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30 day period.
     8.3. Termination Fee. Upon any termination of this Agreement, other than for cause, the Company will be obligated to pay the Advisor a termination fee equal to $1,000,000 plus all accrued and unreimbursed primary obligation expenses owed pursuant to Section 7. The Advisor shall not be reimbursed for any termination fees or other amounts owing to any third party retained on a subcontract basis by Advisor with regard to the services to be provided by Advisor hereunder. If this Agreement is terminated by the Company for Cause, the Advisor shall be entitled only to payment of all earned and unpaid Base Management Fees, Supplemental Management Fees, real property transaction management fees and any other fees to which the Advisor is entitled pursuant to Section 6 above through the date of termination (plus all accrued and unreimbursed expenses pursuant to Section 7), provided, however, that the Advisor shall still be entitled to any other fees and expenses owing to it pursuant to any separate agreements into which it has entered.
     8.4. Continued Responsibility. Notwithstanding termination of this Agreement as provided above, the Advisor (i) shall continue to perform all of its obligations under Section 4 of this Agreement, and (ii) shall use its best efforts to perform its duties under this Agreement until the effective date of the termination of this Agreement.
     8.5. Responsibilities upon Termination. Upon termination of this Agreement, the Advisor shall forthwith deliver the following to the Company, as applicable, on the effective date of termination:
     8.5.1. A final accounting reflecting the balance of funds held on behalf of the Company as of the date of termination;
     8.5.2. All files, records, documents and other property of any kind relating to the Company, including, but not limited to, computer records, contracts, leases, warranties, bank statements, rent rolls, employment records, plans and specifications, inventories, correspondence, tenant records, receipts, paid and unpaid bills or invoices, maintenance records;
     8.5.3. Agreements to terminate all property management, construction management and other agreements with Advisor Affiliates and third parties retained on a subcontracting basis by the Advisor, in each case, with respect to the services to be provided by the Advisor hereunder; and
     8.5.4. Evidence of the change of Advisor’s name to something that is not confusingly similar to “Pacific Office.”
9. MISCELLANEOUS PROVISIONS
     9.1. Notice. Any notice required or permitted under this Agreement shall be in writing and shall be given by being delivered to the following addresses or fax numbers of the parties hereto:

To the Company:	Pacific Office Properties Trust, Inc.
841 Bishop Street Suite 1700
Honolulu, Hawaii 96813

To the Advisor:	Pacific Office Management, Inc.
[ADDRESS]
or to such other address or fax number as may be specified from time to time by such party in writing.
     9.2. No Joint Venture. Nothing in this Agreement shall be construed to make the Company and the Advisor partners or joint venturers or impose any liability as such on either of them.
     9.3. Release of Money or Other Property upon Written Request. The Advisor agrees that any money or other property of the Company held by the Advisor under this Agreement shall be held by the Advisor as custodian for the Company, and the Advisor’s records shall be clearly and appropriately marked to reflect the ownership of such money or other property by the Company. Upon the receipt by the Advisor of a written request signed by a duly authorized officer of the Company requesting the Advisor to release to the Company any money or other property then held by the Advisor for the account of the Company under this Agreement, the Advisor shall release such money or other property to the Company within a reasonable period of time, but in no event later than thirty (30) days following such request. The Advisor, its directors, officers, managers, stockholders and employees will not be liable to the Company, any Subsidiary, any of their directors, officers, stockholders, managers, owners or partners for any acts or omissions by the Company in connection with the money or other property released to the Company in accordance with the terms hereof. The Company shall indemnify the Advisor and its Advisor Affiliates, officers, directors, stockholders, employees, agents and successors and assigns against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever which arise in connection with the Advisor’s release of such money or other property to the Company in accordance with the terms of this Section 9.3.
     9.4. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement shall not be amended or modified in any respect unless agreed to in writing by the Company and the Advisor.
     9.5. Governing Law Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflicts of law. The parties: (x) agree that any suit, action or legal proceeding relating to this Agreement shall be brought exclusively in any federal court located in Delaware, if federal jurisdiction is available, and, otherwise, in any state court located in such state; (y) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the parties hereby consent and submit to the personal jurisdiction of the Delaware courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The parties waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.
     9.6. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Advisor shall be permitted to assign this Agreement or any of its rights hereunder, and delegate any and all of its responsibilities and obligations hereunder, to an Advisor Affiliate, provided that the Advisor shall remain fully responsible to the Company for all errors or omissions of such assignee notwithstanding and following such assignment.
     9.7. No Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
     9.8. Headings. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.
     9.9. Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
     9.10. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
     9.11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
     9.12. Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.
     9.13. Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.
     9.14. Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

     9.15. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law, statute, rule or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word “including” and similar expressions means “including without limitation” and unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. Unless otherwise noted, all references to sections, exhibits and schedules are to sections, exhibits and schedules to this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references to agreements hereunder include all exhibits and schedules to such agreements and shall mean such agreements as they may be amended, restated, supplemented or otherwise modified from time to time.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PACIFIC OFFICE PROPERTIES TRUST, INC.
By:
Name:
Title:

PACIFIC OFFICE PROPERTIES, L.P.

By:	PACIFIC OFFICE PROPERTIES TRUST, INC., its general partner

By:
Name:
Title:

PACIFIC OFFICE MANAGEMENT, INC.
By:
Name:
Title:

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